UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2007

Independent Bank Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	1-9047	04-2870273
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

288 Union Street, Rockland, Massachusetts		02370
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-878-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Executive Compensation: Stock Option Award Grant to Gerard F. Nadeau

On July 19, 2007 Independent Bank Corp. (the "Company") awarded options to acquire 10,000 shares of the Company’s Common Stock pursuant to the Independent Bank Corp. 2005 Employee Stock Option Plan (the "2005 Plan") at a strike price of $29.375 to Gerard F. Nadeau, who is an Executive Vice President of the Company’s wholly-owned banking subsidiary Rockland Trust Company ("Rockland Trust"). The 2005 Plan is incorporated by reference to the Company’s Definitive Proxy Statement for the 2005 Annual Meeting of Stockholders which was filed with the Securities Exchange Commission on March 11, 2005.

The stock options granted to Mr. Nadeau were awarded with a vesting schedule that calls for vesting in equal annual increments over the five year period from the date of grant (i.e., one-fifth vesting on each of July 19, 2008, July 19, 2009, July 19, 2010, July 19, 2011, and July 19, 2012) and a ten year term from the date of grant (i.e., expiring on July 19, 2017). The form of Option Agreement that will be used for the options awarded to Mr. Nadeau is incorporated by reference to the exhibit from the Form 8-K filed by the Company on December 20, 2005.

Item 9.01 Financial Statements and Exhibits.

See attached Exhibit 99.1

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independent Bank Corp.

July 24, 2007	By:	Denis K. Sheahan

Name: Denis K. Sheahan
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	2nd Quarter 2007 Analyst Call Transcript